                                                                    Exhibit 10.1


                               SUBLEASE AGREEMENT


         This SUBLEASE AGREEMENT ("Sublease") is made and entered into as of the 25th day of July, 2000 by and between TREGA BIOSCIENCES, INC., a Delaware corporation ("Sublandlord") and NEUROVIR THERAPEUTICS, INC., a Delaware corporation ("Subtenant").

         WHEREAS, AID ASSOCIATION FOR LUTHERANS, a Wisconsin corporation, as landlord ("Landlord"), and SUBLANDLORD, as tenant ("Tenant"), entered into a lease dated September 24, 1997 ("Master Lease") whereby Landlord leased to Tenant those certain premises ("Master Premises") consisting of the entire building (and containing 71,510 rentable square feet) located at 9880 Campus Point Drive, San Diego, California 92121 (the "Building"), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A true, correct and complete copy of the Master Lease is attached hereto as Exhibit "A" and made a part hereof.

         WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises shown cross-hatched in black on the demising plan annexed hereto as Exhibit "B" and made a part hereof ("Sublease Premises") on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

         1.       DEMISE.

         Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises agreed to contain 16,723 rentable square feet upon and subject to the terms, covenants and conditions hereinafter set forth.

         2.       LEASE TERM.

                  (a) LEASE TERM. The term of this Sublease ("Term") shall be for five (5) years commencing on the earlier of (i) July 25, 2000, or (ii) the date upon which Subtenant, or any person occupying any of the Sublease Premises with Subtenant's permission, commences business operations from the Sublease Premises ("Sublease Commencement Date") and ending, unless sooner terminated as provided herein, on the last day of the month in which the fifth
(5th) anniversary of the Sublease Commencement Date occurs ("Sublease Expiration Date"); provided, however, in no event shall the Sublease Commencement Date occur prior to the receipt of Landlord's consent in accordance with Section 16 below.

                  (b)      OPTION TO EXTEND.

                           (i) OPTION. Tenant shall have one (1) option to extend the Sublease Term (the "Renewal Option"), on all the provisions contained in this Sublease except as

                                                                    Exhibit 10.1


         to the Base Rental, subject to the terms herein. The Renewal Option shall be for an additional thirty (30) month period ("Option Term") after the expiration of the initial Sublease Term.

                  If Subtenant elects to exercise the Renewal Option, such Renewal Option shall be exercised by Subtenant giving written notice of its irrevocable exercise of the Renewal Option (the "Option Notice") to Sublandlord at least nine (9) months, but not more than twelve (12) months, before the expiration of the initial Sublease Term. If such Option Notice is not sent during such three (3) month period, such Renewal Option shall be null and void and in no event shall Subtenant have any right to extend the initial Sublease Term or renew the Sublease beyond the initial Sublease Term as provided herein. Subtenant agrees that time is of the essence of this provision.

                           (ii) OPTION PERSONAL. The Renewal Option is personal to Subtenant and may not be exercised, voluntarily or involuntarily, by any person or entity other than Subtenant or an affiliate of Subtenant ("Affiliate"). For purposes hereof, an Affiliate shall include an entity which controls, is controlled by or is in common control with Subtenant, or an entity with which Subtenant is merged or to which Subtenant sells substantially all of its assets. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Sublease (other than an Affiliate), or a sub-subtenant under a sub-sublease of the Sublease Premises, have any right to exercise the Renewal Option granted herein. The Renewal Option is not assignable, voluntarily or involuntarily, separate and apart from the Sublease. If the Sublease or Subtenant's right to possession of the Sublease Premises shall terminate in any manner, or if Subtenant shall have assigned the sublease or sub-sublet more than twenty percent (20%) of the Sublease Premises on or prior to the expiration of the initial Sublease Term to other than an Affiliate, then immediately upon such termination, assignment or sub-sublease, the Renewal Option herein granted shall simultaneously terminate and become null and void and neither Subtenant, nor any assignee or sub-sublessee, shall have the right to extend the Sublease Term beyond the initial Sublease Term pursuant to the terms of the Renewal Option.

                           (iii) EFFECT OF DEFAULT ON RENEWAL OPTION. At Sublandlord's election, Subtenant shall have no right to exercise the Renewal Option and extend the Sublease Term beyond the initial Sublease Term, as appropriate, pursuant to the terms herein if, at the time Subtenant delivers Subtenant's Option Notice or any time prior to the expiration of the initial Sublease Term, a default has occurred and is continuing after applicable notice and grace period under any of the provisions of the Sublease.

                           (iv) BASE RENTAL DURING THE OPTION TERM. All Rent payable during the Option Term shall be payable in the same manner and under the same terms and conditions as Rent is paid during the initial Sublease Term.

                  Subtenant shall pay to Sublandlord, as Base Rental for the Sublease Premises during the Option Term, the Fair Market Rental Rate (as hereinafter defined). "Fair Market Rental Rate" shall mean the rate being charged to new subtenants in the Building as of the expiration of the initial Sublease Term (or if necessary, because no such new

                                                                    Exhibit 10.1


         subtenants exist, in other comparable buildings in the San Diego submarket area ("Comparable Buildings")), for space of equivalent quality, size and location in the Building or Comparable Buildings, as appropriate (or adjusting the rental rate as appropriate for differences therein), but disregarding any so-called "concessions" then being offered to prospective new subtenants in the Building or Comparable Buildings.

                  Sublandlord shall determine the Fair Market Rental Rate by using its good faith judgment. Sublandlord shall use its best efforts to provide written notice of such amount within thirty (30) days after Subtenant sends the Option Notice to Sublandlord exercising the Renewal Option. Subtenant shall have fifteen (15) business days (the "Subtenant's Review Period") after receipt of Sublandlord's notice of the Fair Market Rental Rate within which to accept such rental or to reasonably object thereto in writing. In the event Subtenant objects, Sublandlord and Subtenant shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Sublandlord and Subtenant fail to reach agreement within ten (10) business days following Subtenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (A) through (E) below. Failure of Subtenant to so elect in writing within Subtenant's Review Period shall conclusively be deemed its approval of the Fair Market Rental Rate determined by Sublandlord. In the event that Sublandlord fails to timely generate the initial written notice of Sublandlord's opinion of the Fair Market Rental Rate which triggers the negotiation period of this provision, then Subtenant may commence such negotiations by providing the initial notice, in which event Sublandlord shall have fifteen (15) days ("Sublandlord's Review Period") after receipt of Subtenant's notice of the proposed Fair Market Rental Rate within which to accept such rental. In the event Sublandlord does not affirmatively in writing consent to Subtenant's proposed Fair Market Rental Rate, such proposed rental shall be deemed rejected and Sublandlord and Subtenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Sublandlord and Subtenant fail to reach agreement within fifteen (15) days following Sublandlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (A) through (E) below.

                           (A) Sublandlord and Subtenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Sublandlord and Subtenant do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Sublandlord and Subtenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Sublandlord nor Subtenant shall consult with such broker as to his or her opinion as to Fair Market

                                                                    Exhibit 10.1


                  Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Sublandlord's or Subtenant's submitted Fair Market Rental Rate for the Sublease Premises is the closer to the actual Fair Market Rental Rate for the Sublease Premises as determined by the arbitrator, taking into account the requirements of this Section regarding same. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary.

                           (B) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Sublandlord's or Subtenant's submitted Fair Market Rental Rate, and shall notify Sublandlord and Subtenant thereof.

                           (C) The decision of the arbitrator shall be binding upon Sublandlord and Subtenant.

                           (D) If Sublandlord and Subtenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the San Diego Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

                           (E) The cost of arbitration shall be paid by Sublandlord and Subtenant equally.

                           (v) DOCUMENTATION. Sublandlord and Subtenant shall execute and deliver appropriate documentation to evidence any renewal of the Sublease pursuant to the Renewal Option and the terms and conditions of the Sublease during the Option Term.

         3.       USE.

         The Sublease Premises shall be used and occupied by Subtenant for the uses permitted under and in compliance with Section 10 of the Master Lease and for no other purpose.

         4.       SUBRENTAL.

                  (a) BASE RENTAL. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord the following monthly installments of base rent ("Base Rental"):


                  Year 1            $31,940.93 per month/$383,291.16 per annum (calculated at
                                    the rate of $1.91 per rentable square foot per month)

                  Year 2            $44,148.72 per month/$529,784.64 per annum (calculated at
                                    the rate of $2.64 per rentable square foot per month)


                                                                    Exhibit 10.1



                  Year 3            $45,653.79 per month/$547,845.48 per annum (calculated at
                                    the rate of $2.73 per rentable square foot per month)

                  Year 4            $47,326.09 per month/$567,913.08 per annum (calculated at
                                    the rate of $2.83 per rentable square foot per month)

                  Year 5            $48,831.16 per month/$585,973.92 per annum (calculated at
                                    the rate of $2.92 per rentable square foot per month)


         The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease. Base Rental and additional rent (including without limitation, late fees) shall hereinafter be collectively referred to as "Rent."

                  (b) PRORATIONS. If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

                  (c) ADDITIONAL RENT. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred at the request of Subtenant.

                  (d) OPERATING EXPENSES. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease, Subtenant shall pay to Sublandlord as additional rent for this subletting twenty-three and 39/100ths percent (23.39%) ("Subtenant's Share") of the amount that Sublandlord, as Tenant, has to pay Landlord, as Tenant's Pro Rata Share of Building Operating Expenses and Tenant's Pro Rata Share of Project Operating Expenses pursuant to Sections 5.2 and 7 of the Master Lease (including, without limitation, any and all costs incurred by Landlord with respect to the internal facility support and maintenance); provided, however, in no event shall Subtenant's Share of Building Operating Expenses and Project Operating Expenses increase by more than 3.5% per year on a compounded and cumulative basis per annum. Subtenant's Share is a percentage which reflects the ratio of the rentable square feet in the Sublease Premises to the rentable square feet in the Master Premises. Current estimate of Building Operating Expenses and Project Operating Expenses for the first twelve
(12) months of the Sublease Term is $.21 per rentable square foot per month.

                  (e) PAYMENT OF RENT. Payment of Rent Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Section 13 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master

                                                                    Exhibit 10.1


Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein. Sublandlord shall provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease with respect to which Subtenant shall be responsible for payment in whole or in part, as herein provided.

         5.       SECURITY DEPOSIT.

         Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Ninety-Nine Thousand Eight Hundred Thirty-Six and 31/100 Dollars ($99,836.31) ("Deposit"), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord's damage in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately pay to Sublandlord within five (5) days following receipt of demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant's failure to immediately do so shall constitute a default under this Sublease. If Subtenant is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall return the Deposit to Subtenant promptly after the expiration or earlier termination of this Sublease. Sublandlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord's general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord's general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

         6. SIGNAGE. Subtenant is granted the right, at or about the inception of the Term of this Sublease, to install a monument signage, lobby signage and one directional sign identifying Subtenant, subject to Landlord's and Sublandlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. Except for the foregoing, Subtenant shall have no right to maintain Subtenant identification signs in any other location in, on, or about the Sublease Premises. The size, design, color and other physical aspects of all such permitted signs shall also be subject to Landlord's and Sublandlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned and shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant's sole cost and expense. If Subtenant fails to maintain its signs within a reasonable period of time after receipt of notice from Sublandlord, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

                                                                    Exhibit 10.1


         7.       PARKING.

         Subtenant shall have the right, during the Term of this Sublease, to non-exclusive access to and use of the parking facilities within the Project as set forth in Section 14.2 of the Master Lease. All such parking privileges shall be subject to the terms and conditions set forth in the Master Lease.

         8.       INCORPORATION OF TERMS OF MASTER LEASE.

                  (a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

                  (b) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

                           (i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord; provided, however, that in any instance in which the approval or consent of Landlord may not be unreasonably withheld, conditioned or delayed, the same limitation shall apply to the approval or consent of Sublandlord.

                           (ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

                           (iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

                  (c) The following provisions of the Master Lease are specifically excluded: Sections 2, 4, 5.1, 6, 8, 9.1, 9.5, 11, 24, 38, 40,
Exhibit B and Exhibit C.

                  (d) Sublandlord shall not modify or amend the Master Lease in any way which would materially adversely affect Subtenant's use of, access to or quiet enjoyment of the Sublease Premises, or which would materially increase Subtenant's obligations, or materially diminish Subtenant's rights, under the Sublease without Subtenant's consent, which consent Subtenant may withhold in its sole and absolute discretion.

                                                                    Exhibit 10.1


         9. SUBTENANT'S OBLIGATIONS. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may reasonably determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

         10. SUBLANDLORD'S OBLIGATIONS. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease. Subtenant shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease, unless Sublandlord shall have failed to comply with the provisions hereof. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease, unless Sublandlord's performance or observance is so excused or Sublandlord is entitled to such a reduction or abatement. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublease Premises. Sublandlord further covenants and agrees with Subtenant that Sublandlord shall perform its other obligations under the Master Lease (except with respect to the Sublease Premise which shall become the obligation of Subtenant pursuant to the terms and conditions of this Sublease), remedy any default by Sublandlord under the Master Lease and enforce its rights under the Master Lease.

         In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord's breach.

         11. DEFAULT BY SUBTENANT. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under this Sublease, in each case after applicable notice and grace period as set forth in the Master Lease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or (b) at law.

                                                                    Exhibit 10.1


         12. QUIET ENJOYMENT. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall not do anything or permit anything to be done to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises.

         13. NOTICES. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to remedy any default in this Sublease or the Master Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, not later than one (1) day after receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

         9880 Campus Point Drive
         San Diego, California 92121
         Attn:  Mr. Jerry Wills

         with a copy to:

         Pillsbury Madison & Sutro LLP
         725 South Figueroa Street, Suite 1100
         Los Angeles, California  90017
         Attn:  Jackie Park, Esq.

         Notices to Subtenant shall be sent to the attention of:

         9880 Campus Point Drive
         San Diego, California 92121
         Attn:  Mr. Jeffrey Ostrove, Ph.D.

         with a copy to:

         Mintz, Levin
         One Financial Center
         Boston, MA  02111
         Attn: Lewis J. Geffen, Esq.

         14. BROKER. Sublandlord and Subtenant represent and warrant to each other that, with the exception of Irving Hughes ("Broker"), no brokers were involved in connection with the negotiation or consummation of this Sublease. Sublandlord agrees to pay the commission of the

                                                                    Exhibit 10.1


Broker pursuant to a separate agreement. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

         15.      CONDITION OF PREMISES.

                  (a) IMPROVEMENTS. Pursuant to the full execution of this Sublease by the parties hereto and the receipt of Landlord's consent to this Sublease, Sublandlord shall at its sole cost and expense make the following improvements to the Sublease Premises (collectively, "Improvements").

                           (i) Demise the Sublease Premises from the remainder of the Master Premises;

                           (ii)     Install a card reader security system; and

                           (iii) Construct a server room to house Subtenant's equipment.

                  (b) SUBSTANTIAL COMPLETION OF IMPROVEMENTS. Sublandlord shall deliver the Sublease Premises to Subtenant with the Improvements "substantially complete," and otherwise in conformance with all applicable laws, rules, regulations and codes affecting the Sublease Premises and all underlying covenants, conditions and restrictions to which the Sublease Premises are subject, including without limitation the provisions of Section 16 of the Master Lease. The term "substantially complete" shall mean that Sublandlord has completed the Improvements, notwithstanding the fact that minor details of construction, mechanical adjustments or decoration which do not materially interfere with Subtenant's use of the Sublease Premises remain to be performed (items normally referred to as "punch-list" items). The "punch-list" items shall be completed by Sublandlord within thirty (30) days following the date such items on the "punch-list" have been agreed to by Sublandlord and Subtenant. The Sublease Premises shall be deemed to be "substantially complete" even though Subtenant's furniture, telephones, telecopier, computers, and other business machines or equipment have not been installed, the purchase and installation of which shall be Subtenant's sole responsibility.

                  (c) WARRANTIES. Sublandlord shall assign to Subtenant (or otherwise enforce all warranties received from, or rights against, all contractors and subcontractors involved in the Improvements.

                  (d) EARLY ENTRY. Subtenant may enter into the Sublease Premises upon receipt of Sublandlord's consent, for the purpose of installing furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Sublease Commencement Date, provided (a) Subtenant does not commence business operations from any part of the Premises, and (b) Subtenant's early entry does not interfere with, or delay, the completion of the Improvements. If Subtenant is allowed early entry, Sublandlord shall not be responsible for, and Subtenant is required to obtain insurance covering, any loss, including theft, damage or destruction to any work or material installed or stored by Subtenant or Sublandlord, or any contractor or individual involved in the completion of the Improvements, or for any injury to Subtenant or Subtenant's employees,

                                                                    Exhibit 10.1


agents, contractors, licensees, directors, officer, partners, trustees, visitors or invitees or to any other person. Sublandlord shall have the right to post the appropriate notices of non-responsibility and to require Subtenant to provide Sublandlord with evidence that Subtenant has fulfilled its obligation to provide insurance pursuant to this Sublease.

         Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Master Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Master Lease.

         16. CONSENT OF LANDLORD. Section 24 of the Master Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease. Sublandlord shall solicit Landlord's consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant, at Sublandlord's sole cost and expense. In the event Landlord's written consent to this Sublease has not been obtained within forty-five (45) days after the execution hereof, then this Sublease may be terminated by either party hereto upon notice to the other, and upon such termination neither party hereto shall have any further rights against or obligations to the other party hereto.

         17. TERMINATION OF THE LEASE. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the default of Sublandlord under the Master Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder.

         18.      RIGHT OF FIRST REFUSAL.

                  (a) RIGHT OF FIRST REFUSAL. During the initial Sublease Term as it may be extended, Subtenant shall have a right of first refusal to sublease any space in the Building that Sublandlord elects to sublease during the Sublease Term (the "Expansion Space") on the terms and conditions contained herein. Subtenant shall lease the Expansion Space in its "then as-is" condition on the terms and conditions stated in the Offer (as defined below).

                  (b) EXERCISE OF RIGHT OF FIRST REFUSAL. Sublandlord shall give notice to Subtenant of the material terms and conditions of any offer received by Sublandlord (which offer is acceptable to Sublandlord) from any bona fide third party ("Offeror") to lease the Expansion Space, including, without limiting the generality of the details of said notice, the base rent, term, and security deposit. A copy of the offer shall be attached to the notice (collectively, the "Offer").

         Subtenant shall thereupon have fifteen (15) business days in which to irrevocably notify Sublandlord of its intent to lease the entire Expansion Space which is the subject of the Offer on the terms and conditions contained in the Offer ("Subtenant's Right of First Refusal Exercise Notice").

         If Subtenant's Right of First Refusal Exercise Notice indicates Subtenant's irrevocable intent to lease the entire Expansion Space which is the subject of the Offer, Sublandlord and Subtenant shall execute and deliver appropriate documentation to evidence Subtenant's lease of

                                                                    Exhibit 10.1


such Expansion Space subject to the terms and conditions contained in the Offer and, to the extent not inconsistent with the terms and conditions specified in the Offer, on the terms and conditions contained in this Sublease.

         The foregoing right of first refusal shall apply only with respect to the entire Expansion Space, and may not be exercised with respect to only a portion thereof, unless only a portion shall first become available (in which case, the foregoing expansion right shall apply to such portions, as the same becomes legally available to sublease). Failure of Subtenant to deliver Subtenant's Right of First Refusal Exercise Notice to Sublandlord in the time period set forth above shall constitute Subtenant's intent not to lease the Expansion Space which is subject to the Offer on the terms and conditions contained in the Offer. If Subtenant rejects the Offer or fails to notify Sublandlord as provided above, Sublandlord may then lease the Expansion Space which is subject to the Offer pursuant to the Material Terms and Conditions (as hereinafter defined) of the Offer or Material Terms and Conditions more favorable to Sublandlord. If any of the Material Terms or Conditions as stated in the Offer are changed and made materially less favorable to the Sublandlord prior to the lease of such Expansion Space to the Offeror or any third party, Sublandlord shall repeat the right of first refusal procedure set forth above, setting forth all modified terms. "Material Terms or Conditions" shall mean rent, additional rent, term of lease, tenant improvement allowance, options and other material financial terms. In the event any such Expansion Space is not leased to any other party within 180 days after notice thereof was given to Subtenant, the provisions of this Section 18 shall again be applicable to such Expansion Space.

                  (c) DELIVERY OF EXPANSION SPACE. If Subtenant shall exercise the right of first refusal granted herein, Sublandlord does not guarantee that the Expansion Space will be available on the commencement date for the sublease thereof, if the then existing occupants of the Expansion Space shall holdover, or for any other reason beyond Sublandlord's reasonable control. In such event, Rent with respect to the Expansion Space shall be abated until Sublandlord legally delivers the same to Subtenant, as Subtenant's sole recourse. Notwithstanding the foregoing, if Sublandlord does not deliver the Expansion Space to Subtenant within one hundred eighty (180) days after the date the Expansion Space was to be delivered to Subtenant, Subtenant shall have the right, at Subtenant's sole option, to elect to terminate the lease of the Expansion Space by delivery to Landlord of a notice (the "Termination Notice"), which termination shall be effective upon receipt of the Termination Notice by Sublandlord.

                  (d) DEFAULT. Subtenant's exercise of the right of first refusal shall not operate to cure any default by Subtenant of any of the terms or provisions of the Sublease, nor to extinguish or impair any rights or remedies of Sublandlord arising by virtue of such default. The right to sublease the Expansion Space shall, at Sublandlord's election, be null and void if Subtenant is in default under the Sublease, after applicable notice and grace period, at the date Sublandlord would otherwise notify Subtenant of the availability of the Expansion Space or at any time thereafter and prior to commencement of the sublease for the Expansion Space.

                  (e) PERSONAL. If the Sublease or Subtenant's right to possession of the Sublease Premises shall terminate in any manner whatsoever before Subtenant shall have exercised the right herein provided, or if Subtenant shall have assigned the Sublease or sub-

                                                                    Exhibit 10.1


sublet more than twenty percent (20%) of the Sublease Premises to other than an Affiliate, then immediately upon such termination, assignment or sub-sublease, the right to sublease the Expansion Space herein granted shall simultaneously terminate and become null and void. Such right is personal to Subtenant, and under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Sublease, or a sub-subtenant under a sub-sublease of the Sublease Premises, have any right to exercise the expansion right granted herein. Subtenant agrees that time is of the essence of this provision.

                  (f) DOCUMENTATION. After Subtenant validly exercises the right of first refusal set forth herein, the parties hereto shall execute an amendment to the Sublease adding the Expansion Space, or a new sublease for the Expansion Space, or such other documentation as Sublandlord shall require in order to confirm the addition of the Expansion Space to the Sublease Premises; provided, however, that a valid exercise of the right of first refusal contained herein shall be fully effective, whether or not such confirmatory documentation is executed by the parties hereto.

         19.      MAINTENANCE.

                  (a) MAINTENANCE OF PREMISES. Subject to Landlord's repair and maintenance obligations set forth in Section 17 of the Master Lease, Sublandlord shall maintain the Sublease Premises in accordance with the terms and conditions of the Master Lease.

                  (b) HAZARDOUS MATERIALS. Sublandlord shall, at its sole cost and expense and prior to Subtenant's move-in into the Sublease Premises, conduct a Base Line Phase I Environmental Assessment ("Baseline Study"), a copy of which shall be provided to Subtenant. Subtenant shall, at its sole cost and expense and prior to vacating the Sublease Premises, also conduct a Base Line Study, a copy of which shall be provided to Sublandlord. If the Subtenant's Baseline Study reveals contamination not revealed in the Baseline Study conducted by Sublandlord, Subtenant shall be solely responsible for and shall defend, indemnify and hold Sublandlord, its agents, contractors and employees harmless from and against any and all claims, costs and liabilities (including attorneys' fees), charges and disbursements arising out of or in connection with any removal and/or clean up of Hazardous Materials and any restoration and materials required hereunder to return the Sublease Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination.

         Subtenant shall use the Sublease Premises in accordance with the terms and conditions of the Master Lease, including, without limitation, Section 38 with respect to Hazardous Materials. Sublandlord and Subtenant shall each indemnify, defend and hold the other party harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, attorneys' fees) which arise during or after the Sublease Term as a result of either party's use of Hazardous Materials in violation of the terms and conditions of the Master Lease.

         20. ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with

                                                                    Exhibit 10.1


respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease. This Sublease may be executed in any number of counterparts which together shall constitute the Sublease.

         IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

                                            SUBLANDLORD:


                                            TREGA BIOSCIENCES, INC.,
                                            a Delaware corporation


                                            By:      /s/ Gerard Wills
                                                     ---------------------------
                                            Its:     CFO
                                                     ---------------------------


                                            SUBTENANT:


                                            NEUROVIR THERAPEUTICS, INC.,
                                            a Delaware corporation


                                            By:      /s/ Jeffrey Ostrove
                                                     ---------------------------
                                            Its:     COO
                                                     ---------------------------

                                                                    Exhibit 10.1


                                   EXHIBIT "A"

                              COPY OF MASTER LEASE

                               [*TO BE ATTACHED*]

                                                                    Exhibit 10.1


                                   EXHIBIT "B"

                                  DEMISING PLAN

                               [*TO BE ATTACHED*]